UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
OF THE SECURITIES EXCHANGE ACT OF 1934

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by

Rule 14(c)-5(d)(2))

☐	Definitive Information Statement

Cienega Creek Holdings, Inc.
(Name of the Registrant as Specified in its Charter)

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☐	Fee Computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box is any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2.	Form, schedule, or registration statement number:

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4.	Date filed:

CIENEGA CREEK HOLDINGS, INC.
Room 2303, 2304 ShenFang Square, 3005 RenMing Road South
LuFung District, Shenzhen, China 518001

INFORMATION STATEMENT

GENERAL

This Information Statement is first being mailed on or about _______, 2010,  to the holders of record of the outstanding common stock, $0.001 par value per share (the “Common Stock”), of Cienega Creek Holdings, Inc., a Nevada corporation (the “Company”), as of the close of business on _________, 2010 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

This Information Statement relates to a written consent in lieu of a meeting, dated May 24, 2010 (the “Written Consent”), of a shareholder of the Company owning at least a majority of the outstanding shares of Common Stock as of the Record Date (the “Majority Stockholder”).  Except as otherwise indicated by the context, references in this Information Statement to “Company,” “we,” “us,” or “our” are references to Cienega Creek Holdings, Inc.

The Written Consent authorized amendments to our Articles of Incorporation (the “Amendments”), which amend our current Articles of Incorporation:

•	to change our name to “China Domestica Bio-technology Holdings, Inc.” (the “Name Change”).

•
to authorize up to 10,000,000 shares of “blank check” preferred stock to be designated in such series and with such preferences as the Board of Directors shall determine (the “Authorization of Blank Check Preferred”).

•	to effect a one for forty-six (1:46) reverse stock split of the outstanding shares of Common Stock (the “Reverse Stock Split”).

A copy of the substantive text of the Amendments is attached to this Information Statement as Appendix A.

These corporate actions will become effective on the filing of a certificate of amendment to our Articles of Incorporation (the “Certificate of Amendment”) with the Secretary of State of Nevada which filing will occur at least 20 days after the date of the mailing of this Information Statement to our shareholders.

PLEASE NOTE THAT THIS IS NOT A NOTICE OF A MEETING OF SHAREHOLDERS AND NO SHAREHOLDERS MEETING WILL BE HELD TO CONSIDER THE MATTERS DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING SHAREHOLDERS OF THE MATTERS DESCRIBED HEREIN PURSUANT TO SECTION 14(C) OF THE EXCHANGE ACT AND THE REGULATIONS PROMULGATED THEREUNDER, INCLUDING REGULATION 14C.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors,

/s/ Qingyu Meng

Qingyu Meng
President

Date: _________, 2010

AUTHORIZATION BY THE BOARD OF DIRECTORS AND THE MAJORITY STOCKHOLDER

Under the Nevada Revised Statutes and the Company’s charter, any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that will be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consent to such action in writing. The approval of each of the Amendments requires the affirmative vote or written consent of a majority of the voting power of the issued and outstanding shares of Common Stock. Each shareholder is entitled to one vote per share of Common Stock held of record on any matter which may properly come before the shareholders.

On the Record Date, the Company had 2,294,250 shares of Common Stock issued and outstanding with the holders thereof being entitled to cast one vote per share.

On May 24, 2010, our Board of Directors unanimously adopted resolutions approving the Amendments and recommended that our shareholders approve the Amendments substantially as set forth in Appendix A.  In connection with the adoption of these resolutions, our Board of Directors elected to seek the written consent of the holders of a majority of our outstanding shares in order to reduce associated costs and implement the proposals in a timely manner.

CONSENTING STOCKHOLDER

On May 24, 2010, China Sheng Yong Bio-pharmaceutical Holding Company Limited (“CSYB”), being the record holder of 1,299,000 shares of our Common Stock, constituting 55.6% of the voting power of the issued and outstanding shares of our Common Stock, consented in writing to the Amendments.

Accordingly, we have obtained all necessary corporate approvals in connection with the Amendments. We are not seeking written consent from any other shareholder, and the other shareholders will not be given an opportunity to vote with respect to the actions described in this Information Statement. All necessary corporate approvals have been obtained. This Information Statement is furnished solely for the purposes of advising shareholders of the actions taken by written consent and giving shareholders notice of such actions taken as required by the Exchange Act.

As the actions taken by the Majority Stockholder were by written consent, there will be no security holders’ meeting and representatives of the principal accountants for the current year and for the most recently completed fiscal year will not have the opportunity to make a statement if they desire to do so and will not be available to respond to appropriate questions from our shareholders.

We will, when permissible following the expiration of the 20 day period mandated by Rule 14c of the Exchange Act and the provisions of the Nevada Revised Statutes, file the Certificate of Amendment with the Nevada Secretary of State’s Office. The Amendments will become effective upon such filing and we anticipate that such filing will occur approximately 20 days after this Information Statement is first mailed to our shareholders (the date of such filing of the Certificate of Amendment, the “Effective Date”).

DESCRIPTION OF THE COMPANY’S CAPITAL STOCK

The following is a description of the material provisions of our capital stock.  The following description is intended to be a summary and does not describe all of the provisions of our Articles of Incorporation or Bylaws or Nevada law applicable to us.  For a more thorough understanding of the terms of our securities, you should read the following together with our Articles of Incorporation and Bylaws, which have previously been filed as exhibits to our Form SB-2 with the SEC on July 12, 2007.

General

As of the Record Date, the Company’s authorized capital stock consisted of 75,000,000 shares of Common Stock, par value $0.001 per share.  As of the Record Date, 2,294,250 shares of Common Stock were issued and outstanding.

Common Stock

The holders of outstanding shares of our Common Stock are entitled to receive dividends out of assets legally available therefor at such time and in such amounts as our Board of Directors may from time to time determine.  The holders of our Common Stock have no preemptive or subscription rights to purchase any of our securities.  Upon our liquidation, dissolution or winding up, the holders of Common Stock are entitled to receive, pro rata, our assets which are legally available for distribution, after payment of all debts and other liabilities.  Each outstanding share of Common Stock is entitled to one vote on all matters submitted to a vote of shareholders.  There is no cumulative voting with respect to any shares of our capital stock.

Our Common Stock is quoted on the OTC Bulletin Board under the symbol “CCKH”.

Preferred Stock

Our current Articles of Incorporation do not authorize the Company to issue any shares of preferred stock.  When the Amendment effecting the Authorization of Blank Check Preferred becomes effective, the Company will have authorized 10,000,000 shares of blank check preferred stock, which the Board of Directors may, without further approval of the Company’s shareholders, prescribe the series and the number of shares, voting powers, designations, preferences, limitations, restrictions and relative rights of each such series.

Outstanding Options and Warrants

There are not currently any options or warrants outstanding to purchase shares of our Common Stock.

Quorum

The presence, in person or by proxy, of holders of at least a majority of the issued and outstanding shares entitled to vote at a meeting of shareholders constitute a quorum for the transaction of business.

Cash Dividends

The Company has not paid any cash dividends to shareholders. The declaration of any future cash dividend will be at the discretion of the Company’s Board of Directors and will depend upon the Company’s earnings, if any, the Company’s capital requirements and financial position, the Company’s general economic conditions, and other pertinent conditions.  It is the Company’s present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in the Company’s business operations.

Anti-Takeover Provisions

Nevada Revised Statutes sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations, unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our Articles of Incorporation and Bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada, that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada, and that do business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to the Company.

The provisions of Nevada law could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our Common Stock that often result from actual or rumored hostile takeover attempts. It is possible that these provisions could make it more difficult to accomplish transactions that shareholders may otherwise deem to be in their best interests.

Stock Transfer Agent

Our stock transfer agent is Pacific Stock Transfer Company, 500 East Warm Springs Road, Las Vegas, Nevada 89119 and its telephone number is (702) 361-3033.

AMENDMENTS TO OUR ARTICLES OF INCORPORATION

On May 24, 2010, our Board of Directors approved, subject to receiving the approval of the holders of a majority of our outstanding Common Stock, amendments to our Articles of Incorporation: (1) to change our name to “China Domestica Bio-technology Holdings, Inc.”, (2) to authorize up to 10,000,000 shares of “blank check” preferred stock to be designated in such series as the Board of Directors shall determine, and (3) to effect a one for forty-six (1:46) reverse stock split of the outstanding shares of Common Stock.  Our majority stockholder, China Sheng Yong Bio-pharmaceutical Holding Company Limited, approved the Amendments pursuant to a Written Consent dated as of May 24, 2010.  The substantive text of the proposed Amendments is attached hereto as Appendix A.

Distribution and Costs

We will pay the cost of preparing, printing and distributing this Information Statement.

 Absence of Dissenters’ Rights of Appraisal

Under Nevada law, the Company's shareholders are not entitled to appraisal rights with respect to the Name Change, the Authorization of Blank Check Preferred Stock or the Reverse Stock Split.

AMENDMENT NO. 1

AN AMENDMENT TO OUR ARTICLES OF INCORPORATION
TO CHANGE OUR NAME TO “CHINA DOMESTICA BIO-TECHNOLOGY HOLDINGS, INC.”

Purpose and Effects of Amendment No. 1 to our Current Articles of Incorporation

This amendment will change the Company’s name from “Cienega Creek Holdings, Inc.” to “China Domestica Bio-technology Holdings, Inc.”

The Board of Directors believes that the Name Change is in the best interests of the Company and its shareholders, as our existing name does not appropriately reflect our current business, which is currently focused on finding a suitable acquisition candidate, preferably a Chinese biotechnology company.  In connection with this name change, we will also seek to change our stock symbol and the CUSIP number for our Common Stock.  This amendment does not change the terms or rights of holders of our Common Stock.

AMENDMENT NO. 2

AN AMENDMENT TO OUR ARTICLES OF INCORPORATION
TO AUTHORIZE CREATION OF BLANK CHECK PREFERRED STOCK

Purpose and Effects of Amendment No. 2 to our Current Articles of Incorporation

This amendment to our current Articles of Incorporation will authorize 10,000,000 shares of "blank check" preferred stock.  Our current Articles of Incorporation do not currently authorize a class of preferred stock.  However, we believe that for us to successfully execute our business strategy we may need to raise investment capital and it may be preferable or necessary to issue preferred stock to investors.  Preferred stock usually grants the holders certain preferential rights in voting, dividends, liquidation or other rights in preference over the Common Stock.  Accordingly, in order to grant us the flexibility to issue our equity securities in the manner best suited for our Company, or as may be required by the capital markets, the Certificate of Amendment will create 10,000,000 authorized shares of “blank check” preferred stock for us to issue.

The term “blank check” refers to preferred stock, the creation and issuance of which is authorized in advance by the shareholders and the terms, rights and features of which are determined by our Board of Directors upon issuance.  The authorization of such blank check preferred stock would permit our Board of Directors to authorize and issue preferred stock from time to time in one or more series.

Subject to the provisions of our Certificate of Amendment and the limitations prescribed by law, our Board of Directors would be expressly authorized, at its discretion, to adopt resolutions to issue shares, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether the dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the preferred stock, in each case without any further action or vote by the shareholders.  Our Board of Directors would be required to make any determination to issue shares of preferred stock based on its judgment as to the best interests of our Company and our shareholders.  This amendment would give our Board of Directors flexibility, without further shareholder action, to issue preferred stock on such terms and conditions as the Board of Directors deems to be in the best interests of our Company and our shareholders.

This amendment will provide our Company with increased financial flexibility in meeting future capital requirements by providing another type of security in addition to our Common Stock, as it will allow preferred stock to be available for issuance from time to time and with such features as determined by our Board of Directors for any proper corporate purpose.  It is anticipated that such purposes may include exchanging preferred stock for Common Stock and, without limitation, may include the issuance for cash as a means of obtaining capital for use by our Company, or issuance as part or all of the consideration required to be paid by the Company for acquisitions of other businesses or assets.

Issuance by the Company of preferred stock could dilute both the equity interests and the earnings per share of existing holders of the Common Stock.  Such dilution may be substantial, depending upon the amount of shares issued.  The newly authorized shares of preferred stock could also have voting rights superior to those of the Common Stock, and therefore would have a dilutive effect on the voting power of existing shareholders.

Any issuance of preferred stock with voting rights could, under certain circumstances, have the effect of delaying or preventing a change in control of our Company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control of our Company.  Shares of voting or convertible preferred stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of our Company by means of a tender offer, proxy contest, merger or otherwise.  The ability of the Board of Directors to issue such additional shares of preferred stock, with the rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of our Company by tender offer or other means.  Such issuances could therefore deprive shareholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of such additional shares of preferred stock to persons friendly to the Board of Directors could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to shareholders generally.

While the amendment may have anti-takeover ramifications, our Board of Directors believes that the financial flexibility offered by the amendment outweighs any disadvantages. To the extent that the amendment may have anti-takeover effects, the amendment may encourage persons seeking to acquire our Company to negotiate directly with the Board of Directors enabling the Board of Directors to consider the proposed transaction in a manner that best serves the shareholders' interests.

There are currently no plans, arrangements, commitments or understandings for the issuance of shares of preferred stock.

AMENDMENT NO. 3

AN AMENDMENT TO OUR ARTICLES OF INCORPORATION
TO EFFECT A REVERSE STOCK SPLIT

Purpose and Effects of Amendment No. 3 to our Current Articles of Incorporation

The Reverse Stock Split will reduce the number of issued and outstanding shares of our Common Stock outstanding prior to the split.  The Reverse Stock Split will become effective on the Effective Date which occurs when the amendment is filed with the Secretary of State of the State of Nevada following the expiration of the 20 day period mandated by Rule 14c of the Exchange Act.  We currently have no plans, agreements, proposals, arrangements, or understandings for the issuance of additional shares of Common Stock for any purpose, including future acquisitions or financing transactions.  We may consider issuing additional shares in the future, but at this time we have no definite plans in this regard.

As a result of the Reverse Stock Split the authorized but unissued and unreserved Common Stock will increase from 72,705,750 shares to approximately 74,950,125 shares.  These additional authorized shares may be issued by the Company without any further action by shareholders.

On the Effective Date, 46 shares of Common Stock will automatically be combined and changed into one share of Common Stock.  The table below sets forth, as of the Record Date and as of the Effective Date, the following information both before and after the proposed Reverse Stock Split:

•	the number of issued and outstanding shares of Common Stock; and

•	the number of authorized but unissued and unreserved shares of Common Stock.

	Capital Structure prior to the Reverse Stock Split	Capital Structure after the Reverse Stock Split

	(As of Record Date)	(On Effective Date)

Issued and outstanding Common Stock	2,294,250	49,875	(1)
Authorized but unissued and unreserved Common Stock	72,705,750	74,950,125	(1)

(1)           Numbers of shares given after the Reverse Stock Split are approximate due to the fact that the number of shares to be received by each shareholder will be rounded up to the nearest whole number.

Purposes for Reverse Stock Split and Effects on Common Stock

As shown in the table above, the Reverse Stock Split will decrease the total number of issued and outstanding shares of our Common Stock.  The pre-split holders of our Common Stock will hold approximately 49,875 shares of Common Stock subsequent to the Reverse Stock Split.  The Reverse Stock Split has been implemented to provide us with greater flexibility with respect to our capital structure for such purposes as additional equity financings and future stock based acquisitions.

On the Effective Date, 46 shares of Common Stock will automatically be combined and changed into one share of Common Stock. No additional action on our part or any shareholder will be required in order to effect the Reverse Stock Split.

No fractional shares of post-Reverse Stock Split Common Stock will be issued to any shareholder.  Accordingly, shareholders of record who would otherwise be entitled to receive fractional shares of post-Reverse Stock Split Common Stock, will, if they hold a fractional share, receive a full share of our Common Stock.

We will obtain a new CUSIP number for our Common Stock at the time of the Reverse Stock Split.  Following the effectiveness of the Reverse Stock Split, every 46 shares of Common Stock presently outstanding, without any action on the part of the shareholder, will represent one share of Common Stock.  Subject to the provisions for elimination of fractional shares, as described above, consummation of the Reverse Stock Split will not result in a change in the relative equity position or voting power of the holders of Common Stock.

There are no arrears in dividends or defaults in principal or interest in respect to the securities which are to be exchanged.

Federal Income Tax Consequences of the Reverse Stock Split

The combination of 46 shares of pre-Reverse Stock Split Common Stock into one share of post-Reverse Stock Split Common Stock should be a tax-free transaction under the Internal Revenue Code of 1986, as amended, and the holding period and tax basis of the pre-Reverse Stock Split Common Stock will be transferred to the post-Reverse Stock Split Common Stock.

This discussion should not be considered as tax or investment advice, and the tax consequences of the Reverse Stock Split may not be the same for all shareholders. Shareholders should consult their own tax advisors to know their individual Federal, state, local and foreign tax consequences.

Potential Anti-takeover Effects of Amendment

Release No. 34-15230 of the staff of the SEC requires disclosure and discussion of the effects of any stockholder proposal that may be used as an anti-takeover device. The Reverse Stock Split could have an anti-takeover effect because the authorized shares are not being reduced by the reverse stock split, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of the Company more difficult then if the authorized shares were also reduced by a reverse stock split. For example, we could issue additional shares so as to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company.  Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal.  However, the Reverse Stock Split has been effected for the primary purpose of providing us with greater flexibility with respect to our capital structure for such purposes as additional equity financings and future stock based acquisitions, and not to construct or enable any anti-takeover defense or mechanism on behalf of the Company. Although the remainder of significant amounts of authorized shares of Common Stock could, under certain circumstances, have an anti-takeover effect, the Reverse Stock Split proposal is not being undertaken in response to any effort of which our Board of Directors is aware to accumulate shares of our Common Stock or obtain control of the Company.

Our Articles of Incorporation and Bylaws contain certain provisions that may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of the Company or changing its Board of Directors and management. According to our Bylaws and Articles of Incorporation, the holders of the Company’s Common Stock do not have cumulative voting rights in the election of our directors. The combination of the present ownership by a few shareholders of a significant portion of the Company’s issued and outstanding Common Stock and lack of cumulative voting makes it more difficult for other shareholders to replace the Company’s Board of Directors or for a third party to obtain control of the Company by replacing its Board of Directors.

Potential Dilution Effects of Amendment

The Reverse Stock Split could have a dilutive effect because the authorized shares are not being reduced by the Reverse Stock Split.  As a result of the Reverse Stock Split the authorized but unissued and unreserved Common Stock will increase from 72,705,750 shares to approximately 74,950,125 shares.  These additional authorized shares may be issued by the Company without any further action by shareholders and, if issued, would dilute current shareholders’ holdings.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

The following table sets forth, as of __________, 2010, certain information with respect to the beneficial ownership of our Common Stock, by (i) any person or group with more than 5% of any class of voting securities, (ii) each director, (iii) our chief executive officer and each other executive officer whose cash compensation for the most recent fiscal year exceeded $100,000 and (iv) all such executive officers and directors as a group. The table reflects the ownership of our equity securities by the foregoing parties before and after the 1 for 46 reverse stock split which will occur on the filing of the Certificate of Amendment with the Secretary of State of the State of Nevada which filing will be made no earlier than 20 days after the date the Information Statement on Schedule 14C is first mailed to the our shareholders. Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, Room 2303, 2304 ShenFang Square, 3005 RenMing Road South, LuFung District, Shenzhen, China 518001.  Except as indicated in the footnotes to this table and subject to applicable community property laws, the persons named in the table to our knowledge have sole voting and investment power with respect to all shares of securities shown as beneficially owned by them. The information in this table is as of __________, 2010 based upon 2,294,250 shares of Common Stock outstanding prior to the Reverse Stock Split and 49,875 shares of Common Stock outstanding after the Reverse Stock Split.  The number of shares after the Reverse Stock Split is approximate due to the fact that the number of shares to be received by each shareholder will be rounded up to the nearest whole number.

Name and Address of Beneficial Owner	Office, If Any	Amount and Nature of Beneficial Ownership Prior to Reverse Stock Split		Amount and Nature of Beneficial Ownership After Reverse Stock Split		Percent Common Stock Prior to Reverse Stock Split	Percent Common Stock After the Reverse Stock Split
	Officers and Directors
Qingyu Meng	President and Director	1,299,000	(1)	28,240		56.6%	56.6%

Yung Kong Chin	Secretary and Director	1,299,000	(2)	28,240		56.6%	56.6%

Joseph Meuse 360 Main Street PO Box 393 Washington, Virginia 22747	Former President	0	(3)	0	(3)	- (3)	- (3)

Michael A. Klinicki 9181 S. Antler Crest Drive Vail, AZ 85641	Former CEO	0		0		-	-

All officers and directors as a group (4 persons named above)		1,299,000		28,240		56.6%	56.6%
	5% Security Holders
China Sheng Yong Bio-pharmaceutical Holding Company Limited		1,299,000		28,240		56.6%	56.6%

Belmont Partners, LLC 360 Main Street PO Box 393 Washington, Virginia 22747		0	(4)	0	(4)	- (4)	- (4)

* Less than 1%

- N/A

(1) Mr. Meng is a director and President of China Sheng Yong Bio-pharmaceutical Holding Company Limited, which is the owner of 1,299,000 shares of the Company’s Common Stock.

(2)  Mr. Chin is a director and Secretary of China Sheng Yong Bio-pharmaceutical Holding Company Limited, which is the owner of 1,299,000 shares of the Company’s Common Stock.

(3)  Mr. Meuse is a Managing Member of Belmont Partners, LLC, to which the Company is obligated to issue shares of its Common Stock such that Belmont Partners, LLC will own 5% of the issued and outstanding capital stock of the Company after the closing of a merger transaction with an as of yet unidentified target corporation contemplated by the Purchase Agreement.  As there is no right to acquire such shares within 60 days and the actual number of shares to be issued cannot be determined until the time of such merger, such shares have not been included in the numbers of shares listed in the table.

(4)  The Company is obligated to issue to Belmont Partners, LLC shares of its Common Stock such that Belmont Partners, LLC will own 5% of the issued and outstanding capital stock of the Company after the closing of a merger transaction with an as of yet unidentified target corporation required by the Purchase Agreement.  As there is no right to acquire such shares within 60 days and the actual number of shares to be issued cannot be determined until the time of such merger, such shares have not been included in the numbers of shares listed in the table.

CHANGE OF CONTROL

On April 26, 2010, the Company entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) by and among China Sheng Yong Bio-pharmaceutical Holding Company Limited (“CSYB”), Belmont Partners, LLC (the “Seller”), and the Company.  Pursuant to the terms of the Purchase Agreement, on April 26, 2010, CSYB acquired from the Seller 1,299,000 shares (the “Purchased Stock”), or approximately 56.62%, of the issued and outstanding Common Stock of the Company.  In consideration for the sale of the Purchased Stock, CYSB paid the Seller $280,000 and the Company agreed to issue to the Seller shares of its Common Stock (the “Issued Stock”) such that the Seller will own 5% of the issued and outstanding capital stock of the Company after the closing of a merger transaction with an as of yet unidentified target corporation contemplated by the Purchase Agreement.

Further and in connection with the closing of the sale of the Purchased Stock, on April 26, 2010, Joseph Meuse, our former President and Director, submitted a resignation letter pursuant to which he resigned from all offices that he held effective immediately and from his position as our director that became effective on May 22, 2010, the tenth day following the mailing by us of a Schedule 14f-1.  In addition, our Board of Directors on April 26, 2010 appointed Qingyu Meng as President and Yung Kong Chin as Secretary of the Company, effective immediately, and as directors of the Company, which appointment as directors became effective upon the effectiveness of the resignation of Mr. Meuse as a director on May 22, 2010.  Qingyu Meng is a director and President of CSYB and Yung Kong Chin is a director and Secretary of CSYB.  Mr. Meuse is a managing member of the Seller.  The closing of the sale of the Purchased Stock, and the appointment of Messrs. Meng and Chin as President and Secretary of the Company on the Closing Date, resulted in a change in control of the Company in which Messrs. Meng and Chin gained control of the Company.

On April 28, 2010, we filed an Information Statement on Schedule 14F with the SEC relating to a potential change in control of our Board of Directors containing the information required under Rule 14f-1 of the Exchange Act.  This Information Statement on Schedule 14F was mailed to our shareholders of record on May 12, 2010, and the resignation of Mr. Meuse as a director, and the appointment of Messrs. Meng and Chin as directors, became effective on May 22, 2010.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. The periodic reports and other information we have filed with the SEC, may be inspected and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington DC 20549. You may obtain information as to the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains reports, proxy statements and other information about issuers, like the Company, who file electronically with the SEC. The address of that site is www.sec.gov. Copies of these documents may also be obtained by writing our secretary at the address specified above.

Appendix A

SUBSTANTIVE TEXT OF AMENDMENTS TO

THE ARTICLES OF INCORPORATION

OF

CIENEGA CREEK HOLDINGS, INC.

ARTICLE ONE of the Articles of Incorporation shall be amended to read in full as follows:

“ARTICLE ONE.   [NAME].         The name of the corporation is:

China Domestica Bio-technology Holdings, Inc.”

ARTICLE FOUR of the Articles of Incorporation shall be amended to read in full as follows:

“ARTICLE FOUR.   [CAPITAL STOCK].

(a)           The total number of shares of stock which the Company shall have authority to issue is Eighty-Five Million (85,000,000) shares, par value $0.001 per share, of which 75,000,000 shares shall be designated as Common Stock and 10,000,000 shares shall be designated as Preferred Stock.

(b)           Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the Nevada Revised Statutes (hereinafter, along with any similar designation relating to any other class of stock that may hereafter be authorized, referred to as a “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations and restrictions thereof.  The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

(i)           The designation of the series, which may be by distinguishing number, letter or title;

(ii)           The number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase or decrease (but not below the number of shares thereof then outstanding);

(iii)           The amounts payable on, and the preferences, if any, of shares of the series in respect of dividends, and whether such dividends, if any, shall be cumulative or noncumulative;

(iv)           Dates on which dividends, if any, shall be payable;

(v)            The redemption rights and price or prices, if any, for shares of the series;

(vi)          The terms and amount of any sinking fund provided for the purchase or redemption of shares of the series;

(vii)         The amounts payable on and the preferences, if any, of shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;

(viii)       Whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security, of the Corporation or any other corporation, and, if so, the specification of such other class or series of such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which such shares shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made;

(ix)           Restrictions on the issuance of shares of the same series or of any other class or series;

(x)           The voting rights, if any, of the holders of shares of the series.

(c)           The holders of shares of capital stock of the corporation shall not be entitled to pre-emptive or preferential rights to subscribe to any unissued stock or any other securities which the corporation may now or hereafter be authorized to issue.

(d)           The corporation's capital stock may be issued and sold from time to time for such consideration as may be fixed by the Board of Directors, provided that the consideration so fixed is not less than par value.

(e)           The stockholders shall not possess cumulative voting rights at all shareholders meetings called for the purpose of electing a Board of Directors.

(f)           Effective as of the filing date of this Certificate of Amendment with the Secretary of State of the State of Nevada the outstanding shares of Common Stock of the Corporation shall be combined on the basis that forty-six (46) of such shares of Common Stock shall become one (1) share of Common Stock without changing the par value of the shares of the Corporation (the “Reverse Stock Split”); provided that no fractional shares of the Corporation shall be issued in connection with the Reverse Stock Split and the number of shares to be received by a stockholder shall be rounded up to the nearest whole number of shares in the event that such stockholder would otherwise be entitled to receive a fractional share as a result of the Reverse Stock Split.”